As filed with the Securities and Exchange Commission on August 9, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	74-3231613
(State of incorporation)	(IRS Employer Identification No.)

1800 Bering Dr., Suite 510
Houston, Texas 77057
(Address of principal executive office, including zip code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Lilis Energy, Inc. 2016 Omnibus Incentive Plan, as amended
(Full title of the Plan)

Joseph Daches
Chief Financial Officer
1800 Bering Dr., Suite 510
Houston, Texas 77057
Telephone: (817) 585-9001
(Name, address, including zip code, and telephone number, including are code, of agent for service)

With a copy to:
Mark L. Jones
Baker & Hostetler LLP
811 Main Street, Suite 1100
Houston, TX 77002
Telephone: (713) 646-1395

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

S-2
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CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	5,000,000	$4.28	$21,400,000.00	$2,664.30

(1)
Common Stock of Lilis Energy, Inc. (the “Company” or the “Registrant”), $0.0001 par value per share (the “Shares”), being registered hereby relate to Lilis Energy, Inc. 2016 Omnibus Incentive Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional Shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based on the average high and low prices of the Shares as reported by the NYSE American on August 7, 2018.

EXPLANATORY NOTE

Lilis Energy, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) in accordance with General Instruction E to Form S-8, to register an additional 5,000,000 shares of its common stock for issuance under the Lilis Energy, Inc. 2016 Omnibus Incentive Plan, as amended (the “Plan”).

The Registrant previously registered for issuance under the Plan: (i) 5,000,000 shares of its common stock pursuant to a Registration Statement on Form S-8 filed with the SEC on June 28, 2016 (Registration No. 333-212285); (ii) an additional 5,000,000 shares of its common stock pursuant to a Registration Statement on Form S-8 filed with the SEC on November 28, 2016 (Registration No. 333-214822); and (iii) an additional 3,000,000 shares of its common stock pursuant to a Registration Statement on Form S-8 filed with the SEC on August 28, 2017 (Registration No. 333-220188) (collectively, the “Prior Registration Statements”). The contents of the foregoing Prior Registration Statements on Form S-8 are incorporated herein by reference.

The Registrant’s Board of Directors adopted, and on June 28, 2018 the shareholders of the Registrant approved, an amendment to the Plan to provide that, among other things, an additional 5,000,000 Shares be available for issuance under the Plan.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statements is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018, filed on May 10, 2018, and fiscal quarter ended June 30, 2018, filed on August 9, 2018;

•
Current Reports on Form 8-K filed with the SEC on February 1, 2018, February 23, 2018, March 7, 2018, March 21, 2018, April 11, 2018, May 8, 2018, May 23, 2018, June 5, 2018, July 5, 2018 and August 3, 2018; and

•
The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on May 5, 2017, as supplemented by the “Description of Capital Stock” found on page 13 of this prospectus and including any amendments or reports filed for the purpose of updating such description

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01). The Registrant is not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this Registration Statement, unless otherwise indicated on such Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

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Item 8.	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1*
Lilis Energy, Inc. 2016 Omnibus Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-212285) filed on June 28, 2016)

4.2*
First Amendment to Lilis Energy, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-214822) filed on November 28, 2016.

4.3*
Second Amendment to the Lilis Energy, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form S-8 (Registration No. 333-220188) filed on August 28, 2017.

5.1	Opinion of Baker & Hostetler LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

23.3	Consent of Cawley, Gillespie & Associates, Inc., Independent Petroleum Engineers

23.4	Consent of Marcum LLP, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on this 9th day of August, 2018.

LILIS ENERGY, INC.

By:	/s/Joseph C. Daches
Joseph C. Daches
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald D. Ormand and Joseph C. Daches, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

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Signature	Title	Date

/s/Ronald D. Ormand	Executive Chairman of the Board and Chief Executive Officer	August 9, 2018
Ronald D. Ormand	(Principal Executive Officer)

/s/Joseph C. Daches	Executive Vice President, Chief Financial Officer and Treasurer	August 9, 2018
Joseph C. Daches	(Principal Financial Officer and Principal Accounting Officer)

/s/Nuno Brandolini	Director	August 9, 2018
Nuno Brandolini

/s/Mark Christensen	Director	August 9, 2018
Mark Christensen

/s/R. Glenn Dawson	Director	August 9, 2018
R. Glenn Dawson

/s/ Michael G. Long	Director	August 9, 2018
Michael G. Long

/s/John Johanning	Director	August 9, 2018
John Johanning

/s/Markus Specks	Director	August 9, 2018
Markus Specks
/s/Nicholas Steinsberger	Director	August 9, 2018
Nicholas Steinsberger

/s/David W. Wood	Director	August 9, 2018
David W. Wood

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